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                                                                   EXHIBIT 10.24

                          DECEMBER 1996 AMENDMENT TO
                          LOAN AND SECURITY AGREEMENT

        THIS DECEMBER 1996 AMENDMENT TO LOAN AND SECURITY AGREEMENT (the Amendment), dated as of December 2, 1996 made by and between CRESTAR BANK, a Virginia banking corporation (the "Lender"), ANADAC, INC., a Virginia corporation (the "Parent"), and SYSTEM DYNAMICS, INC., a Delaware corporation ("SDI," and together with the Parent, the "Borrowers"), recites and provides:

                                    RECITALS

        The Parent, Defense Systems Concepts, Inc., a Maryland corporation ("DSC"), and the Lender are parties to a Loan and Security Agreement, dated as of January 9, 1991 (the "Original Loan Agreement"). SDI subsequently became a party to the Original Loan Agreement in accordance with the terms thereof, and DSC subsequently was released as a party to the Original Loan Agreement. The Original Loan Agreement has been amended by amendments dated August 5, 1992, October 23, 1992, July 26, 1993, January 31, 1995, May 26, 1995, June 21, 1995
and May 24, 1996 (the Substantive Amendments). In addition, the Termination Date, as defined in the Original Loan Agreement, has been extended from time to time pursuant to various letter agreements (the Extension Letters). The Original Loan Agreement, as amended to the date hereof by the Substantive Amendments and the Extension Letters, and as further amended, modified or supplemented from time to time, shall be referred to as the "Loan Agreement." Terms defined in the Loan Agreement shall have the same defined meanings when such terms are used in this Amendment.

        The Borrowers and the Lender have agreed to amend the terms of the Loan Agreement. Accordingly, for valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrowers and the Lender agree as follows:

                                   AGREEMENT

        1. Each of the following definitions in Section 1 of the Loan Agreement is amended to read in its entirety as follows:

                "'Maximum Amount' means, with respect to the Revolving Loans, $6,000,000; provided, however, that the Maximum Amount shall be reduced by an amount equal to the aggregate of the face amounts of letters of credit issued by the Lender for the account of any Borrower."

                "'Termination Date' means October 31, 1997, and any extension or extensions thereof granted by the Lender in accordance with the provisions of Section 2.1(h) below."
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        2.      Section 2.1(h) of the Loan Agreement is deleted in its entirety and is replaced with the following provisions:

                "(h)    The Borrowers and the Lender from time to time may agree
        to extend the Termination Date or increase the amount of credit to be provided under this Agreement, or both. During any such periods of extension, the remaining terms and conditions of this Agreement shall remain in full force and effect, and the Borrowers shall execute and deliver any amendments or modifications to the Loan Documents as the Lender may require in connection with any such extension or increase. Nothing in this Section 2.1(h) shall obligate the Lender to grant such extensions or to increase the amount of credit provided under this Agreement."

        3. Section 7.1 of the Loan Agreement is deleted in its entirety and is replaced with the following provisions:

                "Section 7.1. Minimum Tangible Net Worth. The Parent will maintain at all times a Tangible Net Worth of not less than (a) $3,500,000 from December 31, 1996 through June 29, 1997, and (b) $3,700,000 from June 30, 1997 and at all times thereafter."

        4. Section 7.3 of the Loan Agreement is deleted in its entirety and is replaced with the following provisions:

                "Section 7.3. Leverage Ratio. The Parent will maintain as of the end of each fiscal quarter of the Parent a ratio of Total Liabilities to Tangible Net Worth of not greater than 2.25 to 1."

        5. Simultaneously with the execution of this Amendment, the Borrowers agree to execute and deliver to the Lender an amended and restated Revolving Note, substantially similar to the Revolving Note currently held by the Lender and reflecting the increased Maximum Amount. Each reference in the Loan Documents to the "Revolving Note" shall be deemed to be a reference to the Revolving Note as amended and restated by the amended and restated Revolving Note required hereunder. Revolving Loans outstanding on the date hereof shall be deemed to be Revolving Loans outstanding under such amended and restated Revolving Note and shall be subject to the terms of the Loan Agreement and each other Loan Document as any of the same are amended hereby.

        6. Except for the amendments to the Loan Agreement and the Revolving Note set forth above, the Loan Documents shall remain in full force and effect. The Borrowers acknowledge and agree that this Amendment effects an extension of the Termination Date,





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among other amendments, and is not a novation, and the Borrowers ratify and confirm the remaining terms and provisions of the Loan Documents in all respects.

        7. The Borrowers represent and warrant that this Amendment has been duly authorized, executed and delivered by each of them in accordance with resolutions adopted by their respective boards of directors. All other representations and warranties made by the Borrowers in the Loan Documents are incorporated by reference in this Amendment and are deemed to have been repeated as of the date of this Amendment, with the same force and effect as if set forth in this Amendment, except that any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Lender in accordance with the provisions of the Loan Documents.

        8. The Borrowers jointly and severally agree to pay all costs and expenses incurred by the Lender in connection with this Amendment, including, but not limited to, reasonable attorneys' fees.

        9. This Agreement shall be governed by the laws of the Commonwealth of Virginia, without reference to conflict of laws principles.

        10. This Amendment may be executed by the parties individually or in any combination, in one or more counterparts, each of which shall be an original and all of which together constitute one and the same instrument.

        11. The Borrowers acknowledge and agree that there are no defenses, counterclaims or setoffs against any of their respective obligations under the Loan Documents.

                         [SIGNATURES ON FOLLOWING PAGE]






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WITNESS the following signatures.

                                        ANADAC, INC.,
                                        a Virginia corporation


                                        By: /s/ Melinda K. Jensen
                                            ----------------------------
                                            Melinda K. Jensen
                                            Chief Financial Officer


                                        SYSTEMS DYNAMICS, INC.,
                                        a Delaware corporation


                                        By: /s/ H. N. Walther
                                            ----------------------------
                                        Name: H. N. Walther
                                              --------------------------
                                        Title: President
                                               -------------------------


                                        CRESTAR BANK,
                                        a Virginia banking corporation


                                        By: /s/ Diane D. Taylor
                                            ----------------------------
                                            Diane D. Taylor
                                            Senior Vice President





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